Exhibit 99.1

FOR IMMEDIATE RELEASE

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS ZALE CORPORATION STOCKHOLDERS VOTE “FOR” PROPOSED TRANSACTION WITH SIGNET JEWELERS

Zale Urges Stockholders to Vote FOR the Signet Transaction that Provides Zale Stockholders with Compelling Value

DALLAS, Texas – May 22, 2014 – Zale Corporation (“Zale” or the “Company”) (NYSE: ZLC) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, recommends that Zale stockholders vote “FOR” the proposed transaction with Signet Jewelers Limited (“Signet”) at Zale’s special meeting of stockholders scheduled for May 29, 2014.

In recommending that Zale stockholders vote “FOR” the proposed transaction, ISS stated in its May 22, 2014 report:

“Given the significant premium of the current offer to an already-healthy share price, which had appreciated considerably over the prior year, and represented a premium on key valuation multiples to other industry competitors; the board’s arguments that the business plan projections represent very difficult stretch targets intended to challenge management rather than guide investors; the company’s most recent quarterly results, reported Tuesday, which beat expectations on EBITDA and EPS but missed on revenue, the key metric on which the business plan predicated the bulk of its margin expansion over the next two years; and the potentially significant downside risk – both in trading prices over the near term and in achievement of the strategic plan over the next several years – a vote FOR the transaction is warranted.”*

In response to ISS’ positive recommendation, Terry Burman, Chairman of the Board commented:

“We are pleased that ISS has endorsed the Signet transaction that creates compelling value for Zale stockholders.  The Company believes that the ISS recommendation further supports Zale’s view that this transaction is in the best interests of Zale stockholders as it provides a substantial premium, certain and immediate liquidity and compelling value to all Zale stockholders.   We look forward to completing the merger and urge stockholders to follow ISS’ recommendation by voting “FOR” the merger at the upcoming special meeting.”

The special meeting is scheduled for May 29, 2014, at 8:00 a.m. local time, at the Company’s executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038.  Zale stockholders of record as of the close of business on April 30, 2014, will be entitled to notice of, and to vote at, the special meeting.

The Zale Board of Directors unanimously recommends that Zale stockholders vote “FOR” the proposed transaction.  Under the terms of the agreement, Zale stockholders will receive $21.00 per share in cash for each share of Zale common stock owned.

YOUR VOTE IS IMPORTANT – PLEASE VOTE FOR THE SIGNET TRANSACTION TODAY

Your vote is extremely important, no matter how many or how few shares you own. The affirmative vote of holders of a majority of Zale’s outstanding shares is required to approve the proposal to adopt the merger agreement. Failing to vote has the same effect as a vote against the proposal to adopt the merger agreement. Please take a moment to vote “FOR” the proposal to adopt the merger agreement today - by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

For more information, please see Zale’s definitive proxy statement, which was filed with the SEC on May 1, 2014.  Zale urges all stockholders to review the definitive proxy statement and other materials as they contact important detailed information about the merger agreement and the reasons why the Zale Board approved the merger agreement.  Stockholders who have any questions or need assistance voting their shares should contact Zale’s proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 488-8095 or via email at zale@dfking.com.

* Permission to use quotation from the ISS report was neither sought nor obtained.

About Zale
Zale Corporation is a leading specialty retailer of diamond and other jewelry products in North America, operating approximately 1,680 retail locations throughout the United States, Canada and Puerto Rico, as well as online. Zale Corporation’s brands include Zales Jewelers, Zales Outlet, Gordon’s Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Zale also operates webstores at www.zales.com, www.zalesoutlet.com, www.gordonsjewelers.com, www.peoplesjewellers.com, and www.pagoda.com. Additional information on Zale Corporation and its brands is available at www.zalecorp.com.

Safe Harbor for Forward-Looking Statements

Any statements in this communication about Zale’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts, including statements regarding the proposed acquisition of Zale by Signet (the “proposed transaction”) and the expected timetable for completing the proposed transaction that are not historical facts, are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the proposed transaction on the expected timetable or at all; the conditions to the completion of the proposed transaction, including the receipt of stockholder approval; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers, competitors or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees of Zale may be difficult; Zale is subject to intense competition and increased competition is expected in the future; and general economic conditions that are less favorable than expected. Additional information and other factors are contained in Zale’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (“SEC”). Because the factors referred to above and other risk factors, including general industry and economic conditions, could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, based on information available to Zale as of the date hereof, and Zale disclaims any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Use of Non-GAAP Financial Measures

This communication contains a non-GAAP measure as defined by SEC rules. This non-GAAP measure is EBITDA, which is defined as earnings before interest, income taxes and depreciation and amortization. We believe this measure could be useful in evaluating the merger. This non-GAAP measure should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net earnings (loss). The Company’s calculation of this non-GAAP measure may differ from others in its industry and is not necessarily comparable with similar titles used by other companies. Please refer to the appendix of the Company’s investor presentation, which is available on the Company’s website at www.zalecorp.com/merger and is an exhibit to the Current Report on Form 8-K filed with the SEC by the Company on May 13, 2014, for a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure.

Investors and Press Contacts:

Roxane Barry
Zale Corporation
Director of Investor Relations
1 (972) 580-4391

Kristian Klein
D.F. King & Co., Inc.
1 (212) 232-2247

Matthew Sherman, Kelly Sullivan, Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
1 (212) 355-4449